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As filed with the Securities and Exchange Commission on June 15, 2020

Registration No. 333-239007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lemonade, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	32-0469673 (I.R.S. Employer Identification No.)

5 Crosby Street, 3rd Floor
New York, New York 10013
(844) 733-8666
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Daniel Schreiber, Chief Executive Officer
Shai Wininger, Chief Operating Officer
Lemonade, Inc.
5 Crosby Street, 3rd Floor
New York, New York 10013
(844) 733-8666
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Marc D. Jaffe Rachel W. Sheridan Latham & Watkins LLP 885 Third Avenue New York, New York 10022 (212) 906-1200	Tim Bixby Chief Financial Officer Lemonade, Inc. 5 Crosby Street, 3rd Floor New York, New York 10013 (844) 733-8666	Colin Diamond Era Anagnosti White & Case LLP 1221 Avenue of the Americas New York, New York 10020 (212) 819-8200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐ Emerging growth company ☒

           If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

          The sole purpose of this amendment is to file certain exhibits to the Registration Statement, as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II and the signature page to the Registration Statement.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

          The exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this Registration Statement beginning on page II-1 hereof.

INDEX TO EXHIBITS

Exhibit No.		Exhibit Description

1.1		Form of Underwriting Agreement.
3.1	**	Amended and Restated Certificate of Incorporation of Lemonade, Inc., as amended to date and as currently in effect.
3.2	*	Form of Restated Certificate of Incorporation of Lemonade, Inc., to be effective immediately prior to the completion of this offering.
3.3	**	Amended and Restated Bylaws of Lemonade, Inc., as amended to date and as currently in effect.
3.4	*	Form of Restated Bylaws of Lemonade, Inc., to be effective immediately prior to the completion of this offering.
4.1	*	Specimen Common Stock Certificate of Lemonade, Inc.
4.2	**	Amended and Restated Investors' Rights Agreement by and between Lemonade, Inc. and certain security holders of Lemonade, Inc., dated June 26, 2019.
4.3	**	Amended and Restated Voting Agreement by and between Lemonade, Inc. and certain security holders of Lemonade, Inc., dated June 26, 2019.
5.1	*	Opinion of Latham & Watkins LLP.
10.1	#	Form of Whole Account Quota Share Reinsurance Contract issued to Lemonade Insurance Company and Lemonade Insurance N.V. by the reinsurers party thereto.
10.2	**	Form of Indemnification Agreement between Lemonade, Inc. and each of its directors and executive officers.
10.3	+**	Employment Agreement, by and between Daniel Schreiber and Lemonade Ltd., dated July 1, 2015; as amended on July 29, 2015.
10.4	+**	Employment Agreement, by and between Shai Wininger and Lemonade Ltd., dated July 1, 2015; as amended on July 29, 2015.
10.5	+**	Employment Agreement, by and between John Peters and Lemonade, Inc., dated October 3, 2016.
10.6	+**	Offer Letter, by and between Tim Bixby and Lemonade, Inc., dated May 25, 2017.
10.7	+**	Offer Letter, by and between Jorge Espinel and Lemonade, Inc., dated August 26, 2018.
10.8	+**	Amended and Restated 2015 Incentive Share Option Plan.
10.9	+*	Lemonade, Inc. 2020 Incentive Award Plan.
10.10	**	Stock Purchase Agreement, by and between Tim Bixby and Lemonade, Inc., dated June 1, 2017.
10.11	**	Stock Purchase Agreement, by and between John Peters and Lemonade, Inc., dated March 8, 2017.

10.12	**	Stock Purchase Agreement, by and between John Peters and Lemonade, Inc., dated October 3, 2016.
10.13	**	AWS Customer Agreement, by and between Amazon Web Services, Inc. and Lemonade, Inc.
10.14	#	Form of Whole Account Quota Share Reinsurance Contract (Hannover Rück SE) issued to Lemonade Insurance Company and Lemonade Insurance N.V. by the reinsurers party thereto.
10.15	#	Form of Property Per Risk Excess of Loss Reinsurance Contract issued to Lemonade Insurance Company and Lemonade Insurance N.V. by the reinsurers party thereto.
10.16	#	Form of Automatic Facultative Property Per Risk Excess of Loss Reinsurance Contract issued to Lemonade Insurance Company by the reinsurers party thereto.
10.17	*+	Non-Employee Director Compensation Policy.
10.18	*+	Lemonade, Inc. 2020 Employee Stock Purchase Plan
21.1	**	List of Subsidiaries of Lemonade, Inc.
23.1	**	Consent of Ernst & Young LLP.
23.2	*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	**	Power of Attorney (included in signature page).

+
Denotes management contract or compensatory plan or arrangement.

*
To be filed by amendment.

**
Previously filed.

#
Certain portions of this exhibit (indicated by "[***]") have been omitted pursuant to Regulation S-K, Item (601)(b)(10).

 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 15th day of June, 2020.

Lemonade, Inc.
By:	/s/ Daniel Schreiber Name: Daniel Schreiber Title: Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel Schreiber Daniel Schreiber	Chief Executive Officer (Principal Executive Officer) and Director	June 15, 2020
/s/ Tim Bixby Tim Bixby	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 15, 2020
* Shai Wininger	President, Chief Operating Officer and Director	June 15, 2020
* Joel Cutler	Director	June 15, 2020
* Michael Eisenberg	Director	June 15, 2020
* G. Thompson Hutton	Director	June 15, 2020
* Mwashuma Nyatta	Director	June 15, 2020

Signature		Title	Date

* Haim Sadger		Director	June 15, 2020
* Caryn Seidman-Becker		Director	June 15, 2020
*By:	/s/ Tim Bixby Tim Bixby Attorney-in-Fact

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules
INDEX TO EXHIBITS
SIGNATURES